SUB-ITEM 77Q1(a)

                                FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS



           THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into this 8th day of March, 2000, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds, a Delaware business trust (the "Trust"), entered into as of November 5, 1998 (the "Agreement").

           WHEREAS, the Trustees of the Trust desire to establish five (5) new portfolios of the Trust, namely AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund and AIM Municipal Bond Fund, each with three classes of shares as set forth on revised Schedule A of the Agreement; and

           WHEREAS, Section 2.3 of the Agreement permits the Trustees to establish additional Portfolios and Classes of Shares of such Portfolios and
Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without prior Shareholder authorization or vote; and

           WHEREAS, in a Unanimous Consent of the Board of Trustees dated March 8, 2000, the Trustees have resolved to amend the Agreement as hereinafter set forth.

           NOW, THEREFORE, the Agreement is hereby amended as set forth below:

           Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A

                        AIM INVESTMENT SECURITIES FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

                              AIM High Yield Fund
                              -------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                             AIM High Yield Fund II
                             ----------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                                AIM Income Fund
                                ---------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                        AIM Intermediate Government Fund
                        --------------------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                       AIM Limited Maturity Treasury Fund
                       ----------------------------------
                                 Class A Shares
                              Institutional Class

                             AIM Money Market Fund
                             ---------------------
                                 Class B Shares
                                 Class C Shares
                            AIM Cash Reserve Shares

                            AIM Municipal Bond Fund
                            -----------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares"

           All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

           I, Robert H. Graham, hereby certify that I am the duly authorized President of the Trust and that this First Amendment to Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds was duly approved by unanimous written consent of the Trustees of the Trust dated March 8, 2000.


Dated:        March 8, 2000


ATTEST:


/s/ NANCY L MARTIN                           By: /s/ ROBERT H. GRAHAM
---------------------                           ------------------------
Assistant Secretary                                  President

                                                               SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 2
                                       TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


           This Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (this "Amendment") amends, effective as of May 10, 2000, the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds dated as of November 5, 1998 (the "Restated Agreement").

           Under Section 9.7 of the Restated Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

           NOW, THEREFORE, the Restated Agreement is hereby amended as follows:

           1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Restated Agreement.

           2. A new Section 1.2(j) is hereby added to the Restated Agreement to read in full as follows:

                 "(j) 'fund complex' has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;"

                 With the addition of new Section 1.2(j) above, existing Sections 1.2(j) through 1.2(z) are hereby renumbered as Sections 1.2(k) through 1.2(aa), respectively.

           3. Section 2.6(a) is hereby amended and restated in its entirety to read as follows:

                 "(a) Subject to the provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares at the end of the month which is eight (8) years after the date on which a shareholder's order to purchase such shares was accepted."

           4. The first sentence of Section 4.3 is hereby amended and restated in its entirety to read as follows:

                 "The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the

                 Bylaws is present or by written consent of at least seventy-five percent (75%) of the Trustees or committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee."

           5. A new Section 4.7 is hereby added to the Restated Agreement to read in full as follows:

                 "Section 4.7. Independent or Disinterested Trustee. A Trustee who is not an interested person of the Trust shall be deemed to be independent and disinterested under the Delaware Act and other applicable Delaware law when making any determinations or taking any action as a Trustee. Service by a person as a trustee or a director of one or more trusts, corporations or other entities of a fund complex shall not be considered in determining whether a trustee is independent or disinterested under the Delaware Act and other applicable Delaware law."

           6. All references in the Restated Agreement to "this Agreement" shall mean the Restated Agreement as amended by this Amendment and all prior amendments thereto.

           7. Except as specifically amended by this Amendment, the Restated Agreement (including all prior amendments) is hereby confirmed and remains in full force and effect.

           IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of May 10, 2000.


                                                 /s/ ROBERT H. GRAHAM
                                                  ------------------------
                                                 Name:  Robert H. Graham
                                                 Title: President

                                                               SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 2
                                       TO
         AMENDED AND RESTATED BYLAWS OF AIM INVESTMENT SECURITIES FUND
                          (A DELAWARE BUSINESS TRUST)

                        ADOPTED EFFECTIVE JUNE 14, 2000

           This Amendment No. 2 to the Amended and Restated Bylaws of AIM Investment Securities Fund amends the Amended and Restated Bylaws initially adopted effective November 5, 1998, as amended (the "Bylaws").

           1. Article IV, Section 8 is hereby restated in its entirety to read as follows:

                "Section 8. Quorum. The holders of one-third of the Outstanding Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement. Notwithstanding the preceding sentence, with respect to any matter which by applicable law or by the Agreement requires the separate approval of one or more Classes or Portfolios, the holders of one-third of the Outstanding Shares of each such Class or Portfolio (or of such Classes or Portfolios voting together as a single class) entitled to vote on the matter shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the vote of the holders of a majority of Shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified."


           2. A new Article IV, Section 14 is hereby added to the Bylaws to read in full as follows:

                "Section 14. Record Date. The Board of Trustees may set a record date for the purpose of making any proper determination with respect to Shareholders, including, but not limited to, which Shareholders are entitled to notice of a meeting or to vote at a meeting. The record date may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the action requiring the determination will be taken."

           3. A new Article IV, Section 15 is hereby added to the Bylaws to read in full as follows:

                "Section 15. Adjournments. A meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original record date. A meeting of Shareholders may not be adjourned for more than 120 days after the original record date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date."